UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Artes Medical, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTES MEDICAL, INC.
IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS
October 17, 2008
Dear Fellow Stockholder:
At the 2008 Annual Meeting of Stockholders of Artes Medical, Inc., scheduled for October 30, 2008, you will be asked to elect two directors. Your Board of Directors has nominated two highly qualified and seasoned individuals, both of whom currently serve on our Board, understand the complexities of our business, and are committed to the pursuit of maximizing value for all of our stockholders.
This year’s meeting is of particular importance because an investor group, led by H. Michael Shack, a dissident stockholder, has proposed a slate of hand-picked nominees in opposition to our Board of Directors, as well as amendments to the Company’s Bylaws. The investor group’s proposals are legally deficient and do not comply with requirements under the Company’s Bylaws and Delaware General Corporate Law. Additionally, most of the assertions made in the investor group’s proxy statement are inaccurate or distort the factual record. Further, their actions have already caused the Company to make unplanned cash expenditures that would have been available for other more productive uses. The Board believes it is in the best interests of all stockholders for the dissident stockholder to withdraw its proxy solicitation.
The Company does not intend to have the investor group’s proposals brought before the Annual Meeting. We urge you to discard any proxy card that you may receive regarding the investor groups proposal, and encourage you to support your Board’s nominees and vote the WHITE proxy card.
Artes Medical Strategic Plan
We remain firmly committed to promoting the Company’s success and increasing the value of the Company to its stockholders. Our immediate goals are to (i) raise funds to support the Company’s operations and product acquisition plans, (ii) accelerate the growth and acceptance of the Company’s products among physicians and patients, (iii) expand the Company’s current product portfolio to include additional new and innovative medical aesthetic products that can be cost-effectively marketed and sold through its national sales team and (iv) further leverage the Company’s already established commercial infrastructure.
Recent Developments
We have recently completed several initiatives to drive long-term stockholder value
•	We increased our ArteFill revenues to $3.2 million for the quarter ended June 30, 2008, an increase of $1.1 million, or 52%, over ArteFill revenues of $2.1 million from the quarter ended June 30, 2007. This growth in ArteFill sales reflects the positive impact of the Company’s recently expanded team of sales representatives and its new consumer outreach programs.

•	In July 2008, the Company announced a distribution agreement with Anika Therapeutics Inc. covering its marketing and sale of ElevessTM, a new FDA-approved hyaluronic acid based dermal filler. With both ArteFill and Elevess, the Company is now uniquely positioned to deliver a full spectrum of wrinkle treatments for the growing facial aesthetics market.

•	Earlier this year, the company instituted a plan to significantly reduce certain administrative and operating costs in order to create a stronger business model and increase overall stockholder value.

•	In an effort to establish a stronger Board and management team and to allow the Company to adjust to the ever-changing economic and competitive landscapes, we recently announced the addition of Michael Green as our Chief Financial Officer and Chief Operating Officer, as well as Todd Davis and Douglas Abel to our Board. These executives bring extensive experience to the Company in the aesthetics, medical device, and healthcare industries. In addition, we are actively engaged in a search for a qualified Chief Executive Officer to lead the Company into the next phase of growth.

•	In September, we completed a financing transaction, raising approximately $2.4 million from a private placement of our common stock and related warrants. The Company intends to raise additional capital to enable it to make the required investments to grow its business.
Artes Medical’s Board is Experienced and Highly Qualified
Your Board is comprised of seasoned executives, who are well-respected and bring proved leadership and business acumen to Artes Medical. Many of our directors have served on our Board for several years and understand our business and the challenges we face and the strategy we have implemented to address those challenges to benefit all stockholders. Our more recently added Board members have extensive business experience and are highly qualified executives, and all bring specific industry or functional experience and insight to our Board. Of our seven Board members, all but one are independent, non-employee directors.
YOUR VOTE IS IMPORTANT—PROTECT YOUR INVESTMENT
SUPPORT YOUR BOARD’S NOMINEES
We believe your Board’s nominees are crucial to the success of Artes Medical. We ask that you protect your investment by voting FOR your Board’s director nominees and discarding all blue proxy cards that you may receive from the dissident stockholder or his proxy solicitor, MacKenzie Partners, Inc.
Your vote is important. Whether or not you plan to attend the 2008 Annual Meeting on October 30th, please sign, date and return the enclosed WHITE proxy card today or vote by telephone or internet as described on the WHITE proxy card.
On behalf of your Board of Directors, thank you for your attention and continued support. We look forward to seeing you at the 2008 Annual Meeting of Stockholders of Artes Medical, Inc.
Sincerely,
Christopher J. Reinhard
Executive Chairman of the Board of Directors

Forward-Looking Statements
This letter to stockholders contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management and Board of Directors. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations and future product acquisition plans, its ability to manage its operating expenses, its reliance on sales of ArteFill and Elevess, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill and Elevess, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this letter, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
Important Additional Information
On September 30, 2008, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders (the “Proxy Statement”). The Company will mail the Proxy Statement to stockholders prior to the annual meeting. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully. Stockholders will be able to obtain copies of the Company’s 2008 Proxy Statement and other documents filed by the Company with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.artesmedical.com. The Company, its directors and its executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.
Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc.

IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT! PLEASE, SIGN, DATE
AND RETURN MANAGEMENT’ S WHITE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON
AS POSSIBLE.
IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, PLEASE
CONTACT OUR PROXY SOLICITOR:
199 WATER STREET
NEW YORK, NY 10038
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